EXHIBIT 10.11

                           WIEN GROUP, INC. LETTERHEAD


                              CONSULTING AGREEMENT

CONSULTING AGREEMENT (the "Agreement") dated as of September 24, 2002 between Wien Group, Inc., a New Jersey with offices at 525 Washington Blvd., Suite #3600, Jersey City, NJ 07310 (the "Consultant") and SN Entertainment, Inc. ("SNEN"" or "Company") with offices at 23942 Lyons Avenue, Suite #103, PMB374, Newhall, CA 91321.

                                   WITNESSETH

WHEREAS, SNEN desires to receive services from the Consultant in connection with:

     (a) assisting with the filing of an SB-2 registration form with the Securities Exchange Commission (SEC);

     (b) locating a market maker(s) prepared to file a form 15c-211 on behalf of the Company.

     (c) assisting in completing all necessary paperwork required to facilitate stated transaction(s);

         (collectively, the '"Objectives").

WHEREAS, the Consultant has established their expertise in, among other things, financial matters, merchant and investment banking services, and financial consulting services in general.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

SECTION 1. RETENTION OF CONSULTANT. SNEN engages the Consultant, and the Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

SECTION 2. SERVICES. At such times as are mutually convenient to the Consultant and SNEN during the Term (as defined below), the Consultant shall provide consulting services to SNEN in connection with each of the Objectives.

SECTION 3. COMPENSATION. For services rendered by the Consultant pursuant to this Agreement, SNEN shall pay Consultant the following:


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                                                                   EXHIBIT 10.11

A retainer fee equal to $2,500 (two thousand five hundred) to cover Initial expenses, payable upon the execution of this Agreement, plus 4% (four percent) of the authorized number of shares of the Company delivered as restricted shares, payable upon filing of a form SB-2 or similar registration form for the Company. This consulting fee shall be the entire cost and expense to completing the transaction(s) except for expenses as stipulated in Section 4.

SECTION 4. EXPENSES. If in the event Consultant incurs any additional expenses to facilitate the transaction, Consultant shall obtain the prior written consent of SNEN for any single item of expense item, SNEN's consent hereunder shall not be unreasonably withheld or delayed.

SECTION 5. FULL COOPERATION. In connection with the activities of the Consultant on behalf of SNEN, SNEN will cooperate with the Consultant and will furnish the Consultant and the Consultant's representatives with all information and data concerning SNEN as may be required in connection with the Consultant's services hereunder. SNEN will also provide Consultant and the Consultant's representatives with access to SNEN's officers, directors, employees, agents, representatives, independent accountants and legal counsel.

SECTION 6. REPRESENTATIONS. SNEN warrants and represents to the Consultant that this Agreement does not conflict with any other agreement binding SNEN. SNEN warrants and represents to the Consultant, that SNEN is fully authorized to offer and pay the Consultant's compensation referred to in Section 3 above.

SECTION 7. INDEMNIFICATION. SNEN agrees to indemnify and hold harmless the Consultant, and any company controlling the Consultant or controlled by the Consultant, and their respective officers, agents and employees to the full extent lawful, from the against any losses, claims, damages or liabilities (including reasonable counsel fees) related to or arising out of this agreement.

SECTION 8. WAIVER OF BREACH. The failure by SNEN to exercise any rights or powers hereunder shall not be construed as a waiver thereof. The waiver by SNEN of a breach of any provision of this Agreement by the Consultant shall not operate nor be construed as a waiver of any subsequent breach by the Consultant.

SECTION 9. NOTICES. All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt ff. personally delivered, faxed, sent by recognized national overnight courier or mailed by certified mail, return receipt requested, to the address of the parties set forth above. Such notices shall be deemed to be given (i) when delivered personally, (ii) one day after being sent by overnight courier carrier or (iii) three days after being mailed, respectively.

SECTION 10. TERM. This Agreement shall be for a term commencing on the date hereof and ending in one (1) year with an automatic extension for an additional six (6) months in the event that the Consultant is still in process of completing this transaction.


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                                                                   EXHIBIT 10.11

SECTION 11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey.

SECTION 12. ENTIRE AGREEMENT. Amendments. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of SNEN and the Consultant.

SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by the Consultant and SNEN and their respective successors and assigns; provided, however, that the rights and obligations of the Consultant under this Agreement (with the exception of those rights in Section 3 hereof) shall not be assignable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement:

SN Entertainment, Inc.                           Wien Group, Inc.

By:    /S/ STEVE FECSKE                          By:   /S/ ALAN D. HIRSCH
    ------------------------------                   ---------------------------
Name: Steve Fecske                               Name: Alan D. Hirsch
Title: President                                 Title: Executive Vice-President